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                                                                    EXHIBIT 99.3
                 [LETTERHEAD OF THE TOLLY GROUP APPEARS HERE]



                                August 12, 1999


Drusie Demopoulos
Foundry Networks, Inc.
680 W. Maude Avenue, Suite 3
Sunnyvale, CA 94086


Dear Ms. Demopoulos:

Per our discussion, you have approval to use the following information as stated below (in bold) showing Tolly Group's evaluation of the cost per Gigabit of throughput for Foundry's BigIron 4000 and 8000 switches.

From the Foundry Networks, Inc. Registration Statement on Form S-1, section entitled "Business - Solution".

     "According to the Tolly Group, an independent test firm, and Network World, an independent networking publication, our BigIron 4000 and 8000 products offer the best cost per Gigabit of throughput for Layer 3 Gigabit Ethernet switches."


                                Sincerely,


                                /s/ Kevin Tolly

                                Kevin Tolly
                                President & CEO
                                Tolly Group